LETTER OF TRANSMITTAL

Exhibit 99(a)(1)(b)

PURSUANT TO THE OFFER TO PURCHASE DATED
MARCH 21, 2025

THE OFFER WILL EXPIRE AT 4:00PM, EASTERN TIME, ON APRIL 30, 2025, UNLESS THE OFFER IS EXTENDED
DELIVERY OF THIS LETTER OF TRANSMITTAL AND ALL OTHER DOCUMENTS TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY TO PRIORITY INCOME FUND, INC. (THE “COMPANY”). THE OFFER TO PURCHASE AND THIS ENTIRE LETTER OF TRANSMITTAL, INCLUDING THE ACCOMPANYING INSTRUCTIONS, SHOULD BE READ CAREFULLY BEFORE THIS LETTER OF TRANSMITTAL IS COMPLETED. IF YOU WANT TO RETAIN YOUR SHARES, YOU DO NOT NEED TO TAKE ANY ACTION.
LADIES AND GENTLEMEN:

This letter of transmittal is provided in connection with the Company’s offer dated March 21, 2025, to purchase up to 1,516,379 shares of its issued and outstanding common stock, par value $0.01 per share (the “Shares”), which amount represents 2.5% of the number of shares outstanding at the close of business on the last day of the prior fiscal year ended June 30, 2024. The price to be paid for the Shares in cash pursuant to this Offer will be the net asset value per Share (“NAV per Share”) as of April 30, 2025. The person(s) signing this Letter of Transmittal (the “Signatory”) hereby tender(s) to the Company, which is an externally managed, non-diversified, closed-end management investment company incorporated in Maryland, the number of Shares specified above for purchase by the Company at a price equal to the NAV per Share as of April 30, 2025 (the “Purchase Price”), in cash, under the terms and subject to the conditions set forth in the Offer to Purchase, receipt of which is hereby acknowledged, and in this Letter of Transmittal (which Offer to Purchase and Letter of Transmittal together with any amendments or supplements thereto collectively constitute the “Offer”). As an example of the Purchase Price, the NAV per Share on February 28, 2025, was $9.54 per Share. The Purchase Price may be higher or lower than this amount.

The name(s) and address(es) of the registered owner(s) should be printed exactly as on the application accepted by the Company in connection with the purchase of Shares.

The Signatory recognizes that, under certain circumstances as set forth in the Offer to Purchase, the Company may amend, extend or terminate the Offer or may not be required to purchase any of the Shares tendered hereby. In any such event, the Signatory understands that the Shares not purchased, if any, will continue to be held by the Signatory and will not be tendered.

The Signatory understands that acceptance of Shares by the Company for payment will constitute a binding agreement between the Signatory and the Company upon the terms and subject to the conditions of the Offer.

The Signatory understands that the payment of the Purchase Price for the Shares accepted for purchase by the Company will be made as promptly as practicable by the Company following the conclusion of the Offer and that in no event will the Signatory receive any interest on the Purchase Price.

All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the Signatory and all obligations of the Signatory hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the Signatory. Except as stated in the Offer, this tender is irrevocable.

The Signatory hereby acknowledges that capitalized terms not defined in this Letter of Transmittal shall have the meanings ascribed to them in the Offer to Purchase.

Subject to, and effective upon, acceptance for payment of, or payment for, Shares tendered herewith in accordance with the terms and subject to the conditions of the Offer (including, if the Offer is extended or amended, the terms or conditions of any such extension or amendment), the Signatory hereby sells, assigns and transfers to, or upon the order of, the Company, all right, title and interest in and to all of the Shares that are being tendered hereby that are purchased pursuant to the Offer, and hereby irrevocably constitutes and appoints the Company as attorney-in-fact of the Signatory with respect to such Shares, with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest), to receive all benefits and otherwise exercise all rights of beneficial ownership of such Shares all in accordance with the terms and subject to the conditions set forth in the Offer.

PURSUANT TO THE OFFER TO PURCHASE DATED MARCH 21, 2025

SECTION 1:
Full Tender

Full Odd Lot Redemption
(100 shares or less)1

Partial Tender

Account
Number: _________________________

Number of Shares for a
Partial Redemption: _________________________

1Stockholders holding less than 100 Shares (also known as “Odd Lot Holders”) who tender all of their Shares will have priority, in having their Shares accepted for payment, over stockholders holding 100 Shares or more, even if the Offer to Purchase is over-subscribed. Odd Lot Holders who wish to take advantage of this preference should submit a properly completed Letter of Transmittal which indicates that all of the stockholder’s Shares are being tendered, and check the box above for “Full Odd Lot Redemption (100 shares or less)”. By checking the “Full Odd Lot Redemption (100 shares or less)” box above, the tendering stockholder hereby certifies that the tendering stockholder is either the beneficial or record owner of an aggregate of less than 100 Shares; or a broker, dealer, commercial bank, trust company or other nominee that (a) is tendering for the beneficial owner(s) Shares with respect to which it is the record holder and (b) believes, based upon representations made to it by the beneficial owner(s), that each such person is the beneficial owner of an aggregate of less than 100 Shares.

SECTION 2: INVESTOR INFORMATION

Investor Name:

Social Security or TAX ID:

Co-Investor Name:

Social Security or TAX ID:
Address:

City:            State:        Zip:

Daytime Phone Number:     Email:

The Signatory authorizes and instructs the Company to make a cash payment (payable by check or wire transfer) for the Purchase Price for Shares accepted for purchase by the Company, less any applicable withholding taxes, to which the undersigned is entitled in the name of the registered holder(s) (unless a different name is indicated in Section 2 “Special Registration and Payment Instructions” below).

SECTION 3: SPECIAL REGISTRATION AND PAYMENT INSTRUCTIONS
Proceeds for qualified accounts, including IRAs and other custodial accounts and certain broker-controlled accounts, will automatically be issued to the custodian or broker/dealer of record, as applicable. Medallion Stamp Signature Guarantee will be required for special payment instructions not already on file for non-custodial account.

IMPORTANT: To be completed ONLY if the Purchase Price is to be made payable in the name of someone other than the name(s) of the registered holder(s), or if the payment of the Purchase Price is to be delivered by mail to an address different than the address(es) of the registered holder(s) provided on the application accepted by the Company in connection with the purchase of the Shares, or if the Purchase Price is to be made payable by ACH.
☐ ACH to current instructions on my account (no Medallion Signature Guarantee required for non-custodial accounts)
Check here and fill out the wire transfer instructions below to receive the Repurchase Price via ACH transfer. (Medallion Signature Guarantee required).

Bank:

ABA Routing Number:

Account Holder:

Account Number:

Reference: Priority Income Fund, Inc.
Check here to receive the Repurchase Price via check (Medallion Signature Guarantee required).

Name of 3rd Party Recipient:

Mailing Address:

City, State, Zip:

Security Number (or) Tax
Identification Number:

PURSUANT TO THE OFFER TO PURCHASE DATED MARCH 21, 2025

SECTION 4: INVESTOR SIGNATURES

Form W-9: I HEREBY CERTIFY under penalty of perjury, I certify that: (i) that the social security number or taxpayer identification number shown on the Subscription is correct, (ii) that I am not subject to backup withholding because (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and (iii) I am a U.S. citizen or other U.S. person (including a U.S. resident alien). The FATCA code(s) entered on this for (if any) indicating that I am exempt from FATCA reporting is correct.

Owner Signature:

Date:

Co-Owner Signature:
(if applicable)
Date:

SECTION 5: SIGNATURE(S) GUARANTEED BY: *To be completed for all qualified accounts, including IRAs and other custodial accounts and for special registration and payment instructions

The undersigned hereby guarantees the signature(s) which appear(s) on this Letter of Transmittal for Shares tendered pursuant to this Letter of Transmittal.

Name of Institution Issuing Guarantee:

Authorized Signature By:

Title:

Address of Guaranteeing Firm:

City, State, Zip:

Dated:
Medallion Stamp Signature Guarantee
MSG required on all custodial accounts
MSG also required on non-custodial accounts unless redemption is requested by the investor to the Address of Record, Broker, or existing bank instructions.
ANY QUESTIONS CONCERNING THE OFFER OR THIS LETTER OF TRANSMITTAL CAN BE DIRECTED TO THE FOLLOWING ADDRESSES OR VIA EMAIL TO prospect.ai@sscinc.com:
Regular Mail
Priority Income Fund, Inc.
P.O. Box 219768
Kansas City, MO 64121-9768
Overnight Mail
Priority Income Fund, Inc.
430 West 7th Street
Kansas City, MO 64105-1407
Priority Income Fund Investor Services:
(855) 422-3223